SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement                       |_| Confidential, For Use
                                                          of the Commission
                                                          Only (as permitted by
                                                          Rule 14a-6(e)(2)
|X| Definitive Proxy Statement

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-(11(c) or Rule 14a-12

                              INFINITE GROUP, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the registrant)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

|X| No Fee required

                              INFINITE GROUP, INC.

                                 2364 Post Road
                           Warwick, Rhode Island 02886

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 10, 1999

To the Stockholders of
Infinite Group, Inc.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Infinite Group, Inc. (the "Company") will be held on December 10, 1999 at 2:30 p.m. at Laser Fare Inc., One Industrial Drive, Smithfield, Rhode Island 02917, for the following purposes:

      1. To elect a board of four directors.

      2. To consider and act upon a proposal to approve the Company's 1999 Stock Option Plan.

      3. To ratify the appointment of independent auditors for 1999.

      4. To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

      The close of business on November 12, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

      All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                         By Order of the Board of Directors


                                         Daniel T. Landi, Secretary

Dated: November 15, 1999

                              INFINITE GROUP, INC.

                                 2364 Post Road
                           Warwick, Rhode Island 02886
                           ---------------------------

                                 PROXY STATEMENT
                           ---------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Infinite Group, Inc. (the "Company") of proxies in the form enclosed for the Annual Meeting of Stockholders to be held at Laser Fare, Inc., One Industrial Drive, Smithfield, Rhode Island 02917, on December 10, 1999, at 2:30 p.m. and for adjournment or adjournments thereof, for the purpose set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business which will come before the meeting.

      All shares represented by each properly executed unrevoked proxy received in time for the meeting will be voted as specified. In the absence of any specification, proxies will be voted (a) for the election of the four persons listed herein as nominees as directors, (b) in favor of the adoption of the Company's 1999 Stock Option Plan, (c) for the ratification of auditors, and (d) in the judgment of the Board of Directors on any other matters which may properly come before the meeting. Any stockholder giving a proxy has the power to revoke the same at any time before it is voted.

      The approximate date on which this Proxy Statement and the accompanying form of proxy along with the Company's 1998 Annual Report will be mailed to the Company's stockholders is November 15, 1999. The principal executive officers of the Company are located at 2364 Post Road, Warwick, Rhode Island 02886.

                                VOTING SECURITIES

      Only stockholders of record at the close of business on November 2, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On the record date there were issued and outstanding 2,128,540 Common Shares. Each outstanding Common Share is entitled to one vote upon all matters to be acted upon at the meeting.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to its officers and directors were complied with.

      The following table, together with the accompanying footnotes, sets forth information, as of November 1, 1999, regarding stock ownership of all persons known by the Company to own beneficially 5% or more of the Company's outstanding Common Stock, all directors and nominees, and all directors and executive officers of the Company as a group.

                                              Shares of Common
                                             Stock Beneficially    Percentage of
  Name of Beneficial Owner(1)                     Owned(2)            Class(3)
-----------------------------------------    ------------------    -------------

Directors and Executive Officers:
Clifford G. Brockmyre                             757,144(4)          26.2%
Daniel T. Landi                                     8,846(5)             *
J. Terence Feeley                                 110,174(6)           4.9%
Bruce J. Garreau                                   88,500(7)           4.0%
Michael S. Smith                                    1,000(8)             *
James P. Sherblom                                  90,500(9)           4.1%
William Lyons                                         --                 *
All executive officers and directors as a       1,056,164(10)         33.2%
group (7 persons)

5% Stockholders:
Northeast Hampton Holdings, LLC(11)               497,106             21.7%
1895 Mt. Hope Avenue
Rochester, NY  14620

-------------------
*     less than 1%

(1) Unless otherwise indicated below, each director, executive officer and each 5% stockholder has sole voting and investment power with respect to all shares beneficially owned. The address of Mr. Brockmyre is c/o the Company, 2364 Post Road, Warwick, RI 02886.
(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants or upon the conversion of securities are deemed to be outstanding for the purpose of computing the percent of ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
(3) Assumes that all currently exercisable option or warrants or convertible notes owned by the individual have been exercised.
(4) Includes 20,000 shares owned by Mr. Brockmyre's wife as to which shares Mr. Brockmyre disclaims beneficial ownership, 91,076 shares subject to currently exercisable options and 536,000 shares subject to currently exercisable warrants.
(5)   Includes 7,769 shares subject to currently exercisable options.
(6)   Includes 106,923 shares subject to currently exercisable options.
(7)   Includes 75,000 shares subject to currently exercisable options.
(8)   Includes 333 shares subject to currently exercisable options.
(9)   Includes 38,500 shares subject to currently exercisable options.
(10) Includes 856,601 shares subject to currently exercisable options, warrants or convertible notes.
(11) Assumes that all currently exercisable options or warrants owned by members of the group have been exercised.
(12) This information was derived from the Schedule 13D and Form 4's filed by the reporting person.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The Summary Compensation Table below includes, for each of the fiscal years ended December 31, 1998, 1997 and 1996 individual compensation for services to the Company and its subsidiaries paid to: (1) the Chief Executive Officer, and (2) the other most highly paid executive officers of the Company in Fiscal 1998 whose salary and bonus exceeded $100,000 (together, the "Named Executives").

Name and Principal                                           Long-Term       All Other
     Position           Year      Annual Compensation     Compensation($)   Compensation
--------------------    ----     ---------------------    ---------------   ------------
                                 Actual($)  Deferred($)
                                 ---------  ---------
Clifford G. Brockmyre    1998     175,000         --           339,038            --
President and Chief      1997     175,000         --             4,038            --
Executive Officer        1996     157,500     75,000            60,000            --

J. Terence Feeley       1998     169,120     10,000                --            --
President Advanced      1997     142,230      9,500                --            --
Technology Group        1996     158,647      9,500                --            --

Daniel T. Landi         1998     110,000         --             2,538            --
Secretary and           1997     110,000         --             2,538            --
Corporate Controller    1996     100,000         --                --            --

Employment Agreements

      The Company has an employment agreement with, its President and Chief Executive Officer, for a term expiring on June 30, 2000, which provides for an annual salary of $175,000 and various benefits. In addition to the compensation provided under the agreement, Mr. Brockmyre is eligible to participate in the Company bonus plan and is eligible for other bonuses as determined in the sole direction of the Board of Directors. The agreement also provides, among other things, that, if Mr. Brockmyre is terminated other than for cause (which is defined to include conviction of a crime involving moral turpitude, engaging in activities competitive with the Company, divulging confidential information, dishonesty or misconduct detrimental to the Company or breach of a material term of the agreement (collectively "Cause")), the Company will pay to him a lump sum payment equal to the product of the sum of (i) the highest annual rate of salary paid to Mr. Brockmyre, and (ii) the highest annual bonus paid to or accrued to the benefit of Mr. Brockmyre during the Employment Term multiplied by two. The agreement also provides for payments to Mr. Brockmyre, or his estate, in the event of his death or permanent disability.

      The Company has an employment agreement with Mr. J. Terence Feeley, President of the Advanced Technology Group, for a term expiring on July 1, 2002, which provides for an annual salary of $150,000 and various benefits. In addition to the compensation provided under the agreement, Mr. Feeley is eligible to participate in the Company's bonus plan and is eligible for other bonuses as determined in the sole direction of the Board of Directors. The agreement also provides, among other things, that, if Mr. Feeley is terminated other than for Cause, the Company will pay to him a lump sum payment equal to the product of the sum of (i) the highest annual rate of salary paid to Mr. Feeley, and (ii) the highest annual bonus paid to or accrued to the benefit of Mr. Feeley during the Employment Term multiplied by two. The agreement also provides for payments to Mr. Feeley, or his estate, in the event of his death or permanent disability.

      The Company has an employment agreement with Bruce J. Garreau, its Chief Financial and Accounting Officer, for a term expiring on October 1, 2002, which provides for an annual salary of $135,000 and various benefits including the grant of 10,000 shares of Company common stock and 75,000 stock options exercisable at $1.00 per share. The options vest in three equal increments of 25,000 shares upon the closing price of the Company's common stock exceeding $3.00, $4.50 and $6.75, respectively. In addition to the compensation provided under the agreement, Mr. Garreau is eligible to participate in the Company's bonus plan and is eligible for other bonuses as determined in the sole direction of the Board of Directors. The agreement also provides, among other things, that, if Mr. Garreau is terminated other than for Cause, the Company will pay to him a lump sum payment equal to the product of the sum of (i) the highest annual rate of salary paid to Mr. Garreau, and (ii) the highest annual bonus paid to or accrued to the benefit of Mr. Garreau during the Employment Term multiplied by two. The agreement also provides for payments to Mr. Garreau, or his estate, in the event of his death or permanent disability.

      The Company has an employment agreement with Daniel T. Landi, its Secretary and Corporate Controller, for a term expiring on October 19, 2000, which provides for an annual salary of $110,000 and various benefits. In addition to the compensation provided under the agreement, Mr. Landi is eligible to participate in all executive bonus and option plans established for senior executives of the Company.

Stock Options

      The following tables show certain information with respect to stock options granted in 1998 to Named Executives and the aggregate value at December 31, 1998 of all stock options granted to the Named Executives. All information contained in this tables and the description of the Stock Option Plans which follow gives effect to the one-for-five reverse stock split effected on February 16, 1999. No Options were exercised by Named Executives during 1998.


                        Option Grants in Last Fiscal Year
--------------------------------------------------------------------------------

                                Individual Grants

                                            Percent of
                          Number of           Total
                           Shares        Options/Granted   Exercise
                         Underlying       to Employees      price     Expiration
        Name           Options Granted   in Fiscal Year     ($/Sh)       Date
---------------------  ----------------  ----------------  ---------  ----------

Clifford G. Brockmyre       2,109             1.3%          $ 2.50      12/2/08
Clifford G. Brockmyre       2,109             1.3%          $ 2.50       7/2/08

J. Terence Feeley           1,731             1.1%          $ 2.50      12/2/08
J. Terence Feeley           1,731             1.1%          $ 2.50       7/2/08

Daniel T. Landi             1,269             0.8%          $ 2.50      12/2/08
Daniel T. Landi             1,269             0.8%          $ 2.50       7/2/08

                      Aggregate 1998 Year End Option Values
--------------------------------------------------------------------------------

                           Number of Shares of
                         Common Stock Underlying         Value of Unexercised
                          Unexercised Options at       In-The-Money Options at
                               12/31/98 (#)                 12/31/98* ($)
Name                    Exercisable/Unexercisable     Exercisable/Unexercisable
---------------------   -------------------------     -------------------------

Clifford G. Brockmyre          24,346/6,831                 $15,216/$4,269

J. Terence Feeley             26,924/19,590                $16,828/$12,244

Daniel T. Landi                 4,769/4,077                  $2,981/$1,593

----------
*  Based on December 31, 1998 Nasdaq closing price of $1.875.

Stock Option Plans

      In December 1991, the Board of Directors and stockholders of the Company adopted a stock option plan, which was amended in April 1993 (the "1993 Stock Option Plan"). In April 1994, the Board of Directors adopted the 1994 Stock Option Plan which was approved and adopted by the Company's stockholders at the 1994 Annual Meeting of Stockholders. In June 1995 the Board of Directors adopted the 1995 Stock Option Plan which was approved by the Company's stockholders at the 1995 Annual Meeting of Stockholders. In December 1996, the Board of Directors adopted the 1996 Stock Option Plan which was approved and adopted by the Company's stockholders at the 1996 Annual Meeting of Stockholders. In December 1997, the Board of Directors adopted the 1997 Stock Option Plan which was approved and adopted by the Company's stockholders at the 1997 Annual Meeting of Stockholders. In December 1998, the Board of Directors adopted the 1998 Stock Option Plan which was approved and adopted by the Company's stockholder at the 1998 Annual Meeting of Stockholders. The 1993, 1994, 1995, 1996, 1997 and 1998 Option Plans are collectively referred to herein as the "Option Plans". The 1993, 1994, 1995, 1996, 1997 and 1998 Option Plans provide for the grant to employees, officers and consultants of options to purchase up to 250,000, 225,000, 255,000, 400,000, 600,000 and 500,000, respectively, or an aggregate of 2,230,000 shares of Common Stock, consisting of both incentive stock options within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code") and non-qualified options. The Option Plans are intended to qualify under Rule 16b-3 of the Securities Exchange Act of 1934. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employees, consultants, and others, as well as to employees of the Company.

      The Option Plans are administered by the Compensation Committee of the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of share of Common Stock that may be purchased under each option, and the option price.

      The per share exercise price of an incentive or non-qualified stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The aggregate fair market value (determined as of the date the option is granted) of the shares of Common Stock for which incentive stock options are first exercisable by any individual during any calendar year may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him or her, more than 10% of the total combined voting power of all classes of stock of the Company shall be eligible to receive any incentive stock option under the Option Plans unless the option price is at least $110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

      No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      In April 1993, the Board of Directors and stockholders of the Company adopted a non-discretionary non-employee directors' stock option plan (the "Directors' Plan") that provides for the grant to non-employee directors of non-qualified options to purchase up to 50,000 shares of Common Stock. Pursuant to the Directors' Plan, each new non-employee director of the Company is automatically granted, upon becoming a director, an option to purchase 2,500 shares of Common Stock at the fair market value of such shares on the grant date. Each option vests one year from the date of grant. In addition, each non-employee director shall automatically be granted an option to purchase 2,500 shares at the fair market value of such shares on the date of grant, on the last day of each fiscal year during which he or she serves as a director of the Company. Such options shall vest one year from date of grant.

      Options under the Option Plans and Directors' Plan must be granted within 10 years from the effective date of each respective plan. Incentive stock options granted under the plan cannot be exercised more than 10 years from the date of grant, except that incentive stock options issued to greater than 10% stockholders are limited to four-year terms. All options granted under the plans provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options without making any additional cash investment.

      Any unexercised options that expire or that terminate upon an optionee's ceasing to be affiliated with the Company become available once again for issuance. As of September 30, 1999 the Company had outstanding incentive stock options to purchase 504,848 shares of Common Stock under the Option Plans and non-qualified options to purchase an aggregate of 1,500 shares of Common Stock to Michael S. Smith, and 500 shares of Common Stock to James P. Sherblom under the Directors' Plan. These options are exercisable at prices ranging from $1.875 to $2.50 per share.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      None of the directors serving on the Compensation Committee is an employee of the Company. No director or executive officer of the Company is a director or executive officer of any other corporation that has a director or executive officer who is also a director of the Company.

Directors Compensation

      Non-employee directors currently receive 2,500 stock options at the end of each year of service as a director. The Company does not pay a fee to directors for services rendered as directors. Each director is reimbursed for travel expenses incurred in connection with attendance at meetings of the Board of Directors and its committees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In February 1998, the former chairman and principal shareholder of the Company, along with related parties of the principal shareholder, sold an aggregate of 470,044 shares of common stock of the Company to Northeast Hampton Holdings, LLC. Also, the principal stockholder sold his interest in the above convertible secured notes with a principal balance of $900,605 to Northeast Hampton Holdings. Northeast Hampton Holdings, in turn, forgave $106,743 of the notes payable as consideration for 35,581 shares of common stock issued in connection with the exercise of stock options. The remaining $793,862 of principal outstanding was converted into 101,355 shares of common stock at an average conversion price of $8.15 per share.

      On June 30, 1998, the Company's president and chief executive officer loaned the Company an aggregate of $1.15 million. The note evidencing the loan is for a term of fifteen years and bears interest at the rate of 9.0% for the first twelve months and adjusts annually thereafter to a rate equal to the one-year T-Bill rate plus 3.5%. The president and chief executive officer also loaned the Company $250,000 earlier this year. In consideration for the loans, the Company granted the lender detachable warrants to purchase 536,000 shares of Company Common Stock exercisable at $5.60 per share. Half of the warrants are immediately vested and, provided that the loan remains outstanding, the remaining 50% vest in four equal allotments; six, nine, twelve, and fifteen months from the anniversary date of the loan. In the event the loan is prepaid within such period, any unexercisable warrants are cancelable.

      In May 1998, the Company entered into an agreement with James P. Sherblom pursuant to which Mr. Sherblom agreed to act as Senior Financial Advisor to the Company. In consideration for such services, the Company granted to Mr. Sherblom a non-qualified stock option to purchase 48,000 (post-split) shares of Company's Common Stock at the fair market value on the date of the agreement. The options vest with respect to 2,000 shares per month over a 24-month period. The Agreement is terminable by either party on 30 days' notice, in which event any unvested options would be forfeited. In October 1998, Mr. Sherblom became a Director of the Company.

      The Company believes the foregoing transactions which involved affiliates were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. As a matter of policy, in order to reduce the risks of self-dealing or a breach of the duty of loyalty to the Company, all transactions between the Company and any of its officers, directors or principal stockholders are for bona fide purposes and are approved by a majority of the disinterested members of the Board of Directors.

                              ELECTION OF DIRECTORS

      At the meeting, four Directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying form of proxy will be voted for the election as Directors of the four persons named below, unless the proxy contains contrary instructions. Proxies cannot be voted for a greater number of persons than the number of nominees named herein. Management has no reason to believe that any of the nominees will not be a candidate or unable or unwilling to serve as Directors, the proxy will be voted for the election of such person or persons as shall be designated by the Board of Directors.

      Clifford G. Brockmyre. Mr. Brockmyre, age 58, has been a director of the Company since October 1994 and its President since October 1995. For over 27 years, Mr. Brockmyre has been involved in the tooling, machining and manufacturing industries and was the 1992 Chairman of the 3000+ corporation member National Tooling and Machining Association. He developed the laser manufacturing liaison to the National Laboratories at Los Alamos, Sandia and Oak Ridge for Laser Fare. The Department of Energy has set up Laser Fare as a model for technology transfer under its Small Business Initiative. Mr. Brockmyre was recently appointed by the Governor of Rhode Island to the State Economic Advisory Council.

      J. Terence Feeley. Mr. Feeley, age 49, has been a director of the Company since March 1999 and the President of the Laser Fare -- Advanced Technology Group since 1994. He was the co-founder, President and CEO of Laser Fare prior to it being acquired by the Company. Mr. Feeley is the President of the Laser Institute of America, the author of over 50 papers on laser technology and the co-editor of three books in the area of laser based rapid manufacturing. Mr. Feeley received a BA from the University of Rhode Island.

      Michael S. Smith. Mr. Smith, age 45, became a director of the Company in 1995 and is a member of the Audit and Compensation Committee. Mr. Smith is the

President and CEO of Micropub Systems International, Inc., a brewery system manufacturer, and is a principal of Cambridge Capital Management Group, LLC, a merchant banking firm. From October 1992 through January 1997, Mr. Smith was the Managing Director of Corporate Finance of H.J. Meyers & Co. an investment banking firm and was general counsel of such firm from May 1991 through May 1995. Mr. Smith was associated with the law firm of Harter, Secrest & Emery from 1987 until 1991. Mr. Smith received a B.A. from Cornell University and a J.D. magna cum laude from Cornell University School of Law.

      William G. Lyons III. Mr. Lyons, age 43, became a director of the Company in December 1998. He is President of Third Generation Consultants, LLC and Chairman of Blackstone Medical, Inc. Previously, Mr. Lyons was employed by Brimfield Precision, Inc. from 1981 through 1998, a manufacturer of surgical instruments and orthopedic implants, in various capacities including President and Chief Executive Officer. Mr. Lyons received a B.S. in Mechanical Engineering -- Material Science from the University of Connecticut and a M.S. in Biomedical Engineering from Hartford Graduate Center/Rensselaer Polytechnical Institute.

      During the year ended December 31, 1998, the Board of Directors held 4 meetings. Each director standing for re-election attended at least 75% of such meetings. The Board maintains an Audit Committee comprised of Messrs. Lyons, Smith and Sherblom and a Compensation Committee comprised of Messrs. Lyons, Smith and Sherblom.

      The Audit Committee approves the selection of the Company's auditors and meets and interacts with the auditors to discuss questions in regard to the Company's financial reporting. The Compensation Committee evaluates the performance of the Company's executive employees and determines the salaries and other compensation payable to such persons. Each such Committee met twice during the fiscal year with all members present.

The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the election of directors.

      The Company recommends a vote FOR the election of the foregoing nominees.

                             PROPOSAL TO APPROVE THE
                        COMPANY'S 1999 STOCK OPTION PLAN

      On October 18, 1999, the Board of Directors approved the 1999 Stock Option Plan (the "Plan"). The Plan will become effective upon the ratification by the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock. It provides, among other matters, for incentive and/or non-incentive stock options and for non-discretionary grants to non-employee directors of the Company.

      One purpose of the Plan is to provide incentives to directors and key employees whose performance will contribute to the long-term success and growth of the Company, to strengthen the ability of the Company to attract and retain directors and employees of high competence, to increase the identity of interests of such persons with those of the Company's stockholders and to help build loyalty to the Company through recognition and the opportunity for stock ownership. All directors and employees of the Company who are in positions which enable them to make significant contributions to the long-term performance and growth of the Company are eligible to receive awards under the Plan.

      Pursuant to the Plan, each non-employee director upon initial election to the Board (or upon approval of the Plan with respect to Messrs. Lyons and Smith, current non-employee directors standing for re-election) will receive non-qualified options to purchase 7,500 shares of Common Stock exercisable at the fair market value on the date of grant. These options will vest one-third on the date of grant and one-third at the end of each subsequent year of service. In addition, each non-employee Director will receive options to purchase an additional 5,000 shares of Common Stock on the date of the Company's annual stockholders' meeting. Such options will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will vest one-third upon grant and one-third on each of the first and second anniversary of the date of grant.

      The maximum aggregate number of shares as to which awards or options may at any time be granted under the Plan is 110,000 shares.

      The Option Plan is administered by the Compensation Committee of the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price.

Terms of Option

      The Plan permits the granting of both incentive stock options and non-qualified stock options. The option price of both incentive stock options and non-qualified stock options must be at least equal to 100% of the fair market value of the shares on the date of grant. The maximum term of each option is ten years. For any participant who owns shares possessing more than 10% of the voting rights of the Company's outstanding Common Stock, the exercise price of any incentive stock option must be at least equal to 110% of the fair market value of the shares subject to such option on the date of grant and the term of the option may not be longer than four years. Options become exercisable at such time or times as the Compensation Committee may determine at the time it grants options.

      No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which to exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, the option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

      Under certain circumstances involving a change in the number of outstanding shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which Options may be granted under the Plan, the number of shares subject to each option and the option price per share shall be proportionately adjusted.

      The Plan will terminate on October 18, 2009 and may be terminated by the Board of Directors of the Company prior to that date.

      The Company believes that the Plan should be approved because of the need to have the ability to issue stock options to directors and key employees upon whose performance and contribution the long-term success and growth of the Company is dependent.

The affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required for the approval of the 1999 Stock Option Plan.

              The Company recommends a vote FOR the approval of the
                            1999 Stock Option Plan.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The directors propose that the stockholders ratify the appointment of Freed Maxick Sachs & Murphy, P.C. as the Company's independent auditors for 1999. Freed Maxick Sachs & Murphy, P.C. were the Company's independent auditors for its last fiscal year. The report of Freed Maxick Sachs & Murphy, P.C. with respect to the Company's financial statement appears in the Company's annual report on Form 10-KSB for such year. A representative of Freed Maxick Sachs & Murphy, P.C. will be available at the annual meeting and will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. In the event the stockholders fail to ratify the appointment, the directors will consider it a directive to consider other auditors for the subsequent year.

The affirmative vote of holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting is required for the ratification of appointment of independent auditors.

               The Company recommends a vote FOR the ratification
                     of appointment of independent auditors.

                                     GENERAL

      The management of the Company does not know of any matters other than those stated in the Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such other matters is conferred by such proxies upon the persons voting them.

      The Company expects representatives of Freed Maxick Sachs & Murphy, P.C., the Company's independent auditors, to be available at the Annual meeting and to respond to pertinent questions of stockholders.

      The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mail, officers and regular employees of the Company may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expenses in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and telegraph.

      The Company will provide without charge to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended December 31, 1997 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Infinite Group, Inc., 2364 Post Road, Warwick, Rhode Island 02886, Att: Secretary.

      All proposals of stockholders intended to be included in the proxy statement to be presented at the 1999 Annual Meeting of Stockholders must be received at the Company's executive offices no later than March 15, 2000 and should be directed to the Secretary of the Company.

                                         By Order of the Board of Directors


                                         Daniel T. Landi, Secretary

Dated: November 15, 1999

                       SOLICITED BY THE BOARD OF DIRECTORS
                              INFINITE GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                December 10, 1999

PROXY

      The undersigned stockholder of Infinite Group Inc. (the "Company") hereby appoints Clifford G. Brockmyre and Kenneth S. Rose and each of them acting singly, with power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned, as designated, all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on December 10, 1999, and at any adjournment or postponement of such meeting for the purposes identified on the reverse side of this proxy and with discretionary authority as to any other matters that properly come before the Annual Meeting of Stockholders of the Company, in accordance with and as described in the Notice of Annual Meeting of Stockholders and the Proxy Statement. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this proxy is returned without direction being given, this proxy will be voted FOR all proposals.

                                   SEE REVERSE
              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

|X| Please mark votes as in this example.
The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4 and 5.

                                       FOR     WITHHOLD

1. Election of four Directors:       |_|        |_|
     Nominees:
               Clifford G. Brockmyre WITHHOLD FOR NOMINEE BELOW:
               J. Terence Feeley
               William G. Lyons III
               Michael Smith

                                       FOR   AGAINST      ABSTAIN

2. Approve the Company's 1999          |_|     |_|           |_|
   Stock Option Plan

3. Ratify the appointment of           |_|     |_|           |_|
   Freed Maxick Sachs & Murphy, P.C.
   P.C. as independent auditors.

MARK HERE FOR                                       MARK
ADDRESS CHANGE  |_|                                HERE FOR |_|
AND NOTE BELOW                                     COMMENTS

Please sign exactly as your name appears on stock certificate. If acting as attorney, executor, trustee, guardian or in other representative capacity, sign name and title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If held jointly, both parties must sign and date.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature:____________________________________  Date:______________________


Signature:____________________________________  Date:______________________